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                                                                     EXHIBIT 2.1



                           ARTICLES OF INCORPORATION

                                       OF

                           MEADOWS PRESERVATION, INC.
                           --------------------------


     FIRST:  The name of the corporation (the "Corporation") is:
                                               -----------

                           Meadows Preservation, Inc.

     SECOND: The initial principal office of the Corporation is 2555 PGA Boulevard, Palm Beach Gardens, Florida 33410.

     THIRD: The address of the registered office of the Corporation in the State of Florida is 1201 Hays Street, Tallahassee, Florida 32301. The name of the Corporation's registered agent at such address is Corporation Service Company.

     FOURTH: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Florida Business Corporation Act.

     The Corporation, as the mobile homeowners' association pursuant to Chapter 723, Florida Statutes, shall have the power to negotiate for, acquire, and operate the Meadows Mobile Home Park, Palm Beach Gardens, Florida, on behalf of the mobile homeowners of said Park, and once acquired shall have the power to convert said Park to a condominium, a cooperative form of ownership, or another type of ownership.

     FIFTH:   The total number of shares of all classes of stock which the
Corporation shall have authority to issue is 10,400 shares, divided into 10,000 shares of common stock, par value $.01 per share ("Common Stock") and [400]
                                                   ------------
shares of redeemable preferred stock, having no par value ("Preferred Stock").
                                                            ---------------

     (1)  Common Stock.
          ------------

          (a) Voting Rights. Each holder of Common Stock shall have one vote on each matter submitted to a vote of stockholders, at a meeting or otherwise, for each share of Common Stock held of record by such holder as of the record date for such meeting.

          (b) Liquidation. Subject to the rights of the holders of the Preferred Stock, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of outstanding shares of Common Stock shall be entitled to share ratably in the assets of the Corporation to be distributed among the holders of shares of Common Stock then outstanding in proportion to the number of shares of Common Stock held by such holder. A consolidation or merger of the Corporation, a sale or transfer of all or substantially all of its assets as an entirety, or any purchase or redemption of stock of the Corporation of any
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class, shall not be regarded as a "liquidation, dissolution or winding up of the
Corporation" within the meaning of this section (1)(b).

          (c)  Restriction on Transfer.

               (i) Shares of Common Stock may not be transferred to, or owned by, any person other than the Corporation, MPI Three, Inc., a Delaware corporation ("MPI Three"), any owner of a mobile or manufactured home
                        ---------
          located on a lot leased by such owner in the Meadows Mobile Home Park, 2555 PGA Boulevard, Palm Beach Gardens, Florida (the "Park"), or the
                                                                ----
          estate of any such owner so long as such estate owns a mobile or manufactured home and leases a lot located in the Park (each such person an "Eligible Homeowner"), provided that shares of Common Stock
                     ------------------    --------
          may not be owned by MPI Three at any time after MPI Three shall have merged with and into the Corporation.


               (ii) In the event that a holder of shares of Common Stock ("Stockholder") reasonably expects to cease to be an Eligible
            -----------
          Homeowner or such holder desires to sell all or any portion of such holder's Common Stock for any reason, then such holder shall give prompt written notice of such fact to the Corporation and Blue Ribbon Communities Limited Partnership ("BRC"), which notice shall specify
                                            ---
          (w) the number of shares of Common Stock owned by such holder, (x) the number of shares of Common Stock proposed to be sold if the holder continues to be an Eligible Homeowner (y) the identity of any proposed purchaser of such holder's Common Stock (who must also be an Eligible Homeowner), and (z) the date upon which the holder reasonably expects to consummate the sale of such Common Stock. Such holder shall give an additional written notice to the Corporation and BRC containing the aforesaid information promptly upon ceasing to be an Eligible Homeowner.

               (iii) Each holder of shares of Common Stock shall have the right to sell such shares to any other Eligible Homeowner. Except as limited by the Florida Business Corporation Act, each holder of shares of Common Stock shall also have the right to require the Corporation to purchase (the "Put Right") such shares (the "Put Stock") at the
                            ---------                     ---------
          cash price calculated in accordance with Schedule A attached hereto (the "Put Price"), which Put Right may be exercised by such holder
                ---------
          only by giving at least thirty (30) days' prior notice in writing to the Corporation and BRC (the "Put Notice"). In accordance with
                                        ----------
          Section 607.06401 of the Florida Business Corporation Act, the Corporation may not pay the Put Price to any holder of Common Stock if, after doing so: (a) the Corporation would not be able to pay its debts as they become due in the usual course of business; or (b) the

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          Corporation's total assets would be less than the sum of its total liabilities plus the amount needed, if the Corporation were to be dissolved at the time of payment of the Put Price, to satisfy the preferential rights upon dissolution of the holders of Preferred Stock whose preferential rights are superior to those receiving the Put Price.

               (iv) In the event that (A) a holder of shares of Common Stock ceases to be an Eligible Homeowner for any reason or (B) a person other than an Eligible Homeowner acquires any right, or claim of right, to shares of Common Stock (each such holder or other person a "Required Seller"), except as limited by the Florida Business
          ----------------
          Corporation Act, the Corporation shall have the right (the "Call
                                                                      ----
          Right"), at any time thereafter, to purchase all of the shares of
          -----
          Common Stock owned by such Required Seller in exchange for the Put Price. The Corporation shall exercise such right by written notice to the record owner of such shares at the address of such record owner listed in the books and records of the Corporation, such notice to specify the date by which the shares of Common Stock owned or claimed by such Required Seller are required to be transferred to the Corporation. In accordance with Section 607.06401 of the Florida Business Corporation Act, the Corporation may not exercise its Call Right and pay the Put Price if, after doing so: (a) the Corporation would not be able to pay its debts as they become due in the usual course of business; or (b) the Corporation's total assets would be less than the sum of its total liabilities plus the amount needed, if the Corporation were to be dissolved at the time of payment of the Put Price, to satisfy the preferential rights upon dissolution of the holders of Preferred Stock whose preferential rights are superior to those receiving the Put Price.

                  (v) If the Corporation exercises its Call Right as provided in the immediately preceding subsection, but the Required Seller fails to transfer to the Corporation such Required Seller's Common Stock, or to provide the indemnification required by subsection (vi) below, by the date specified in the Corporation's notice given pursuant to the immediately preceding subsection, then, effective as of such date (the "Effective Sale Date"), such Required Seller shall be deemed to have
           -------------------
          sold his or her shares of Common Stock to the Corporation as of the Effective Sale Date. Thereafter, such Required Seller's sole right shall be to receive the Put Price for such shares, as calculated as of the Effective Sale Date, upon delivery to the Corporation of the certificates for such shares and the required indemnification; and the Required Seller shall not be entitled to receive any dividends or other distributions from the Corporation on account of such shares of Common Stock and such shares shall have no voting or other rights.

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               (vi) The Corporation may require reasonable indemnification from the holder of shares of Common Stock as a condition to the Corporation's obligation to pay the Put Price to such holder in connection with the exercise of either a Put Right or Call Right.


          (2)  Preferred Stock.
               ---------------

               (a) Limited Voting Rights. Except as may otherwise be provided by the laws of the State of Florida, each holder of Preferred Stock shall have one-fortieth of a vote on each matter submitted to a vote of stockholders, at a meeting or otherwise, for each share of Preferred Stock held of record by such holder as of the record date for such meeting.

               (b) Limited Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of Preferred Stock, before any amount shall be paid to the holders of Common Stock, shall be entitled to receive Twenty-five Dollars ($25) for each share of Preferred Stock owned by such holder. Except as provided herein with respect to liquidation, dissolution or winding up of the Corporation, holders of Preferred Stock shall have no right to any dividends or other distributions made by the Corporation, all such rights being reserved to the holders of the Common Stock. If, on liquidation, dissolution or winding up, the assets of the Corporation distributable as set forth in this section (b) among the holders of Preferred Stock shall be insufficient to permit the payment to them of the amount set forth in this subsection (b), the entire assets of the Corporation shall be distributed ratably among the holders of Preferred Stock. A consolidation or merger of the Corporation, a sale or transfer of all or substantially all of its assets as an entirety, or any purchase or redemption of stock of the Corporation of any class, shall not be regarded as a "liquidation, dissolution or winding up of the Corporation" within the meaning of this section
(2)(b).

               (c) Redemption; Restriction on Transfer. Shares of Preferred Stock may not be transferred to, or owned by, any person who is not an Eligible Homeowner. Shares of Preferred Stock may be redeemed by the Corporation, at its sole election, for twenty-five dollars ($25.00) for each share if, at any time, the record owner of such shares ceases to be an Eligible Homeowner or any person other than an Eligible Homeowner acquires any right, or claim of right, in or to such shares of Preferred Stock. The Corporation shall exercise such right by written notice to the record owner of such shares at the address of such record owner listed in the books and records of the Corporation. Such shares shall be deemed to have been redeemed as of the date such notice is mailed or delivered by the Corporation and, thereafter, except for the right of the record owner to receive twenty-five dollars ($25.00) for each such share from the Corporation, such shares shall have no further voting or other rights.


          SIXTH: The name and mailing address of the sole incorporator of the Corporation are as follows:

               Caroline H. B. Gaudet, Esq.
               1330 Connecticut Avenue NW
               Washington, DC  20036

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          SEVENTH:  The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation, and the names and addresses of the persons who are to serve as the directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualify are:

          Name                         Mailing Address
          ----                         ---------------

          Richard McCann               2555 PGA Boulevard, #119
                                       Palm Beach Gardens, FL  33410

          Theresa Tyrell               2555 PGA Boulevard, #118
                                       Palm Beach Gardens, FL  33410


          Ted Stevenson                2555 PGA Boulevard, #89
                                       Palm Beach Gardens, FL  33410

          Mary Bachiochi               2555 PGA Boulevard, #112
                                       Palm Beach Gardens, FL  33410


          Gerald Flynn                 2555 PGA Boulevard, #43
                                       Palm Beach Gardens, FL  33410

          David McNab                  2555 PGA Boulevard, #180
                                       Palm Beach Gardens, FL  33410

          EIGHTH: The business, property and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide. In furtherance and not in limitation or exclusion of the powers conferred by the laws of the State of Florida, the Board of Directors of the Corporation is expressly authorized and empowered:

               (a) to make, alter or repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw made by the Board of Directors;

               (b) to transfer the beneficial interest in the Park to The Meadows Resort Partnership (the "Partnership"), to operate the Park through the
                                 -----------
Partnership and to hold the record interest in the Park as nominee for the Partnership;

               (c) subject to the laws of the State of Florida, from time to time to sell, lease or otherwise dispose of any part or parts of the other properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as the Board of Directors may deem best; and

               (d) in addition to the powers and authorities hereinbefore and by the laws of the State of Florida conferred upon the Board of Directors, to exercise all such powers and to

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do all such acts and things as may be exercised or done by the Corporation;
subject, nevertheless, to the provisions of said laws, of the Articles of Incorporation of the Corporation as from time to time amended, and of its Bylaws.

          NINTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Florida and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

          TENTH: To the fullest extent permitted by the Florida Business Corporation Act as the same exists or may be amended, no director shall be personally liable to the Corporation or its stockholders for monetary damages for any statement, vote, decision or failure to act regarding corporate management or policy; provided, however, that the foregoing shall not eliminate
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or limit the liability of a director as set forth in Section 607.0831 or
607.0834 of the Florida Business Corporation Act.

          ELEVENTH: The duration of the existence of the Corporation is perpetual.

          IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the Florida Business Corporation Act does make this Certificate, hereby declaring, certifying and acknowledging under penalties of perjury that the facts herein stated are true and that this Certificate is her act and deed, and accordingly has hereunto set her hand, this 25th day of June, 1998.



                                    /s/ Caroline H. B. Gaudet
                                    -------------------------
                                    Caroline H. B. Gaudet,
                                    Incorporator

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